As filed with the Securities and Exchange Commission on October 2, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3685934 (I.R.S. Employer Identification Number)

5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann Chaplin
Executive Vice President, General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
D. Scott Bennett
Ellen H. Park
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839 5645

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of Securities Act: ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED OCTOBER 2, 2026

PROSPECTUS

QUALCOMM Incorporated

25,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholder referenced in this prospectus (the “selling stockholder”) of up to 25,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), of QUALCOMM Incorporated (“Qualcomm,” “we,” “our” and “us”) issuable upon exercise of the Warrant (as defined herein) that was issued to the selling stockholder in a private placement.

We will not receive any proceeds from the sale of the shares of our common stock offered by the selling stockholder.

The selling stockholder may sell the shares on any national securities exchange on which the shares may be listed at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 8 of this prospectus for more information about how the selling stockholder may sell or otherwise dispose of its shares.

The selling stockholder may sell any, all or none of the shares offered by this prospectus and we do not know if, when or in what amounts the selling stockholder may sell its shares hereunder.

Our common stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “QCOM.” On September 29, 2026, the last sale price of our common stock as reported on Nasdaq was $184.10 per share.

Investing in our common stock involves risks. You should read carefully this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein before you invest. See “Risk Factors” beginning on page 2 of this prospectus as well as those included under similar headings in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, the selling stockholder may from time to time sell the shares of our common stock described in this prospectus in one or more offerings. We will not receive any proceeds from the sale of the shares by the selling stockholder pursuant to this prospectus.

This prospectus provides you with a general description of the securities that the selling stockholder may offer. In connection with the offer and sale of shares by the selling stockholder, we may, to the extent required, provide a prospectus supplement to this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling stockholder have authorized anyone else to provide you with different or additional information. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “the Company,” “Qualcomm,” “we,” “our” and “us” or other similar terms mean QUALCOMM Incorporated and its subsidiaries, unless we state otherwise or the context indicates otherwise. The term “selling stockholder” refers to Amazon.com NV Investment Holdings LLC and, to the extent they may later hold any of the shares of common stock registered hereunder, includes Amazon.com, Inc. and its controlled affiliates.

ii

QUALCOMM INCORPORATED

Overview

We are a global technology leader, helping to bring intelligent computing everywhere through the development and commercialization of foundational technologies, including on-device artificial intelligence (“AI”), high-performance and low-power computing and advanced wireless connectivity. Our platforms help power intelligent devices that people and businesses rely on every day across industries and applications from handsets to other areas, including automotive and the internet of things (“IoT”). In automotive, our Snapdragon® Digital Chassis™ platforms, including connectivity, digital cockpit and advanced driver assistance and automated driving (“ADAS/AD”), are helping to connect the car to its environment and the cloud, creating unique in-cabin experiences and enabling a comprehensive assisted and automated driving solution. In IoT, our inventions have helped power technology advancements in industries and applications such as consumer (including personal computers, extended reality and other personal computing devices), edge networking (including mobile broadband and wireless access points) and industrial (including handhelds, retail, tracking and logistics and utilities). We derive revenues principally from sales of integrated circuit products, including our Snapdragon® and Qualcomm Dragonwing™ families of highly-integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.

We are organized on the basis of products and services and have three reportable segments. We conduct business primarily through our Qualcomm CDMA Technologies (“QCT”) semiconductor business and our Qualcomm Technology Licensing (“QTL”) licensing business. QCT develops and supplies integrated circuit platforms and system software with advanced connectivity and high-performance, low-power computing technologies for use in mobile devices; automotive systems for connectivity, digital cockpit and ADAS/AD; and IoT including consumer electronic devices, industrial devices and edge networking products. QTL grants licenses or otherwise provides rights to use portions of our intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products. Our Qualcomm Strategic Initiatives reportable segment makes strategic investments. We also have nonreportable segments, including Qualcomm Government Technologies and our Data Center business (formerly referred to as our cloud computing processing initiative).

Our reportable segments are operated by QUALCOMM Incorporated and its direct and indirect subsidiaries. Substantially all of our products and services businesses, including QCT, and substantially all of our engineering and research and development functions are operated by Qualcomm Technologies, Inc. (“QTI”), a subsidiary of QUALCOMM Incorporated, and QTI’s subsidiaries. QTL is operated by QUALCOMM Incorporated, which owns the vast majority of our patent portfolio. Neither QTI nor any of its subsidiaries has any right, power or authority to grant any licenses or other rights under or to any patents owned by QUALCOMM Incorporated.

Corporate information

Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121. Our corporate website address is https://www.qualcomm.com/. Information contained on or accessible through our website is not a part of or otherwise incorporated by reference into this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is intended to be an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, any prospectus supplement and in the documents incorporated by reference herein or therein, you should carefully consider the risks discussed under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as amended or updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. The risks and uncertainties described in these documents are not the only risks that we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) and the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will,” “would” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference. Additionally, statements concerning future matters such as our future business, prospects, results of operations or financial condition; research and development or technology investments; new or enhanced products, services or technologies; emerging industries or business models; design wins or product launches; industry, market or technology trends, dynamics or transitions; our expectations regarding future demand or supply conditions; strategic investments or acquisitions, and the anticipated timing or benefits thereof; legal or regulatory matters; U.S./China trade or national security tensions; vertical integration by our customers; competition; annual effective tax rates; and other statements regarding matters that are not historical are also forward-looking statements.

Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks, uncertainties and other factors described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on cellular and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; potential tax liabilities; and those risks disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these projections to be reasonable as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We are filing this prospectus to permit the selling stockholder to resell the shares of common stock that are described in this prospectus. All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any proceeds from the sale of such shares by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The description of our common stock is incorporated by reference to Exhibit 4.15 to our Annual Report for the fiscal year ended September 29, 2019, filed with the SEC on November 6, 2019, as such description may be amended or updated from time to time by any amendment or report filed with the SEC and incorporated by reference herein.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time of up to 25,000,000 shares of our common stock by the selling stockholder identified in the table below. The shares of common stock being offered by the selling stockholder (the “Warrant Shares”) are those that may be acquired upon exercise of the warrant (the “Warrant”) we issued to the selling stockholder on September 3, 2026 in connection with a strategic collaboration between the Company and Amazon Data Services, Inc. and certain of its affiliates (collectively, “Amazon”). The Warrant Shares vest in tranches tied to the execution of certain commercial arrangements, the placement of binding purchase orders and actual purchases of QTI’s server chip products, technology, systems and manufacturing services by Amazon during the term of the Warrant.

As of the date of this prospectus, the selling stockholder has not exercised any portion of the Warrant. The information in the table below (other than the percentages of our outstanding shares of common stock beneficially owned) in respect of the selling stockholder was furnished by or on behalf of the selling stockholder and is as of September 28, 2026. We have not sought to verify such information. The outstanding Warrant Shares that are currently exercisable or exercisable within 60 days of September 28, 2026 are included in the number of shares of common stock beneficially owned by the selling stockholder and the percentage ownership of the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of common stock, unless otherwise noted below.

The selling stockholder is not obligated to sell any of the Warrant Shares. The selling stockholder may hold or acquire at any time shares of our common stock in addition to the Warrant Shares and may have acquired additional shares since the date on which the information reflected herein was provided to us. Additionally, the selling stockholder may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Because the selling stockholder may sell some or all of the Warrant Shares, and because there are currently no agreements, arrangements or understandings with the selling stockholder regarding the sale of any Warrant Shares, no estimate can be given as to the number of Warrant Shares that will be held by the selling stockholder upon termination of this offering. Therefore, for the purposes of the table below, we have assumed that the selling stockholder will sell all of its Warrant Shares pursuant to this prospectus.

Selling Stockholder	Prior to the Offering			After the Offering
	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Outstanding(2)	Number of Shares of Common Stock Being Registered For Resale(3)	Number of Shares of Common Stock Beneficially Owned(4)	Percent of Shares of Common Stock Outstanding
Amazon.com NV Investment Holdings LLC(5)	3,750,000	*	25,000,000	-	-

* Less than 1%.

(1)	Represents the 3,750,000 shares of common stock underlying the Warrant that have vested as of September 28, 2026.
(2)	Based on 1,067,839,507 shares of common stock outstanding as of September 28, 2026 plus the outstanding Warrant Shares that are currently exercisable or exercisable within 60 days thereof.
(3)	The number of shares that may be offered by the selling stockholder includes the maximum number of shares of common stock issuable to the selling stockholder upon exercise of the Warrant.
(4)	Assumes the sale of all shares of common stock offered by this prospectus by the selling stockholder and that the selling stockholder does not acquire any additional shares of common stock.
(5)	The address for Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time in one or more transactions on Nasdaq or any other organized market where our shares of common stock may be traded, sell any or all of the shares of our common stock offered hereby through broker-dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholder may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may use any one or more of the following methods when selling the shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the selling stockholder effects such transactions by selling shares of common stock offered hereby to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholder also may transfer the shares of common stock covered by this prospectus to Amazon.com, Inc. or a controlled affiliate of Amazon.com, Inc., in which case such transferee may be the selling beneficial owner for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent required by applicable law, information regarding a particular sale of the shares of common stock offered hereby, including the names of any participating broker-dealers or agents and any applicable discounts, commissions or other compensation, will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We will pay certain expenses of the registration of the shares of common stock offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock will be borne by the selling stockholder. In addition, we and the selling stockholder have each agreed to indemnify each other with respect to certain liabilities in connection with the offering of the shares of common stock.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M of the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We may restrict or suspend offers and sales or other dispositions of the shares under this prospectus, at any time from and after the filing date of this prospectus, subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholder will not be able to offer or sell or otherwise dispose of the shares under this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 28, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. We maintain a website at https://investor.qualcomm.com where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement. Reference to our website is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings of all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit):

•	our Annual Report on Form 10-K for the fiscal year ended September 28, 2025, filed with the SEC on November 5, 2025;

•	portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 22, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended September 28, 2025, filed with the SEC on November 5, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended December 28, 2025, filed with the SEC on February 4, 2026, for the quarter ended March 29, 2026, filed with the SEC on April 29, 2026 and for the quarter ended June 28, 2026, filed with the SEC on July 29, 2026;

•	our Current Reports on Form 8-K filed with the SEC on each of December 10, 2025, December 16, 2025, January 16, 2026, March 19, 2026, June 24, 2026, July 31, 2026 and September 8, 2026; and

•	the description of our common stock contained in Exhibit 4.15 of our Annual Report on Form 10-K for the fiscal year ended September 29, 2019, including any amendment or report updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:

QUALCOMM Incorporated
Attention: Investor Relations
5775 Morehouse Drive
San Diego, California 92121-1714
Telephone: (858) 587-1121

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by QUALCOMM Incorporated (the registrant) in connection with the sale or distribution of the securities registered under this registration statement.

Amount
SEC Registration Fee	$404,832.75
Printing Expenses	10,000
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	50,000
Transfer Agent and Registrar Fees	–
Miscellaneous	–
Total	$534,832.75

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

Article Eleven of our Amended and Restated Bylaws (the “Bylaws”) provides that:

(1)	we shall indemnify our directors and certain designated officers (including our executive officers) to the fullest extent not prohibited by the DGCL; provided that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL;

(2)	we may, to the extent authorized from time to time by our board of directors, our Chief Executive Officer or our President, indemnify our other officers, employees and agents to the extent provided in the DGCL;

(3)	the right to indemnification in Article Eleven includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and

(4)	the rights conferred in Article Eleven are not exclusive of any other right any person may have or acquire under any statute, provision of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Bylaws, agreement, vote of stockholders or disinterested directors of the Company or otherwise.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. Article Eleven of our Bylaws authorizes us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws. We have obtained officers’ and directors’ liability insurance for the members of our board of directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Company.

In addition, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; and (v) an officer in any action by or in the right of the corporation. Our Certificate of Incorporation includes such a provision, and Article Eleven of our Bylaws includes a provision defining good faith for the purposes of any determination of indemnification.

We have also entered into indemnification agreements with our directors and certain officers of the Company, indemnifying each such person against expenses arising out of any claims made against such person by reason of his or her being an agent of the Company. Among other exclusions, we shall not indemnify any person with respect to certain claims involving a lack of good faith, unlawful conduct, unauthorized settlements or certain claims initiated by the indemnitee.

Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date of First Filing	Exhibit Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of QUALCOMM Incorporated	8-K	3/7/24	3.1	-
4.2	Amended and Restated Bylaws of QUALCOMM Incorporated	8-K	12/10/25	3.2	-
5.1	Opinion of Sidley Austin LLP	-	-	-	X
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)	-	-	-	X
23.2	Consent of PricewaterhouseCoopers LLP	-	-	-	X
24.1	Power of Attorney (included on the signature pages to this registration statement)	-	-	-	X
107	Filing Fee Table	-	-	-	X

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 2, 2026.

QUALCOMM Incorporated

By:	/s/ Cristiano R. Amon
Name:	Cristiano R. Amon
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cristiano Amon and Akash Palkhiwala, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cristiano R. Amon	President and Chief Executive Officer, and Director	October 2, 2026
Cristiano R. Amon	(Principal Executive Officer)

/s/ Akash Palkhiwala	Executive Vice President, Chief Financial Officer and Chief Operating Officer	October 2, 2026
Akash Palkhiwala	(Principal Financial Officer)

/s/ Patricia Y. Grech	Senior Vice President and Chief Accounting Officer	October 2, 2026
Patricia Y. Grech	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	October 2, 2026
Sylvia Acevedo

/s/ Mark Fields	Director	October 2, 2026
Mark Fields

/s/ Jeffrey W. Henderson	Director	October 2, 2026
Jeffrey W. Henderson

/s/ Jeremy (Zico) Kolter	Director	October 2, 2026
Jeremy (Zico) Kolter

/s/ Ann M. Livermore	Director	October 2, 2026
Ann M. Livermore

/s/ Mark D. McLaughlin	Chair of the Board	October 2, 2026
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	October 2, 2026
Jamie S. Miller

/s/ Marie Myers	Director	October 2, 2026
Marie Myers

/s/ Irene B. Rosenfeld	Director	October 2, 2026
Irene B. Rosenfeld

/s/ Jean-Pascal Tricoire	Director	October 2, 2026
Jean-Pascal Tricoire

20